F I R S T   B U S E Y   C O R P O R A T I O N
A N N O U N C E S
2 0 2 6
S E C O N D
Q U A R T E R
E A R N I N G S
Q 2  |  2 0 2 6

www.busey.com
INVESTOR CONTACT: Tate McKay, Director of Investor Relations and Corporate Development | 217-351-6709
LEAWOOD, KS, July 28, 2026 (GLOBE NEWSWIRE) – First Busey Corporation (Nasdaq: BUSE) Announces 2026 Second Quarter Earnings.

Net Income	Diluted EPS	Net Interest Margin[1]	ROAA[1]	ROATCE[1]
$63.2 million $63.7 million (adj)[2]	$0.69 $0.69 (adj)[2]	3.72%[2] 3.62% (adj)[2]	1.42%[2] 1.43% (adj)[2]	14.49%[2] 14.61% (adj)[2]

MESSAGE FROM OUR CHAIRMAN, PRESIDENT & CEO
Busey delivered a strong second quarter, with adjusted diluted EPS[2] of $0.69, up 9.5% year-over-year. Profitability continued to expand, as adjusted return on average assets[2] improved by 22 basis points to 1.43% and adjusted return on average tangible common equity[2] improved by 20 basis points to 14.61%. Adjusted net interest margin[2] rose by 29 basis points year-over-year to 3.62%, easing just 2 basis points from the prior quarter. Wealth Management posted its third consecutive record quarter in fee income, with net inflows complementing rising market valuations to close the quarter with $16.51 billion in assets under care. Expense discipline drove a 134 basis point year-over-year improvement in the efficiency ratio[2], to 54.0%.

Capital strengthened further with Common Equity Tier 1 Capital to Risk Weighted Assets[3] rising to 12.53%, even after share repurchases of $128.8 million year to date, including $63.1 million this quarter. Tangible book value per common share[2] grew 6.4% year-over-year to $20.40 and 11.7% inclusive of dividends. Deposit growth was significant at 11% annualized during the quarter and demonstrates the primacy and depth of our client relationships. Our conservative approach to credit risk management has led to strong and stable asset quality with net charge-offs at 0.19%.

As we enter the second half of 2026, Busey’s indomitable balance sheet provides the flexibility to support our clients in a volatile environment while continuing to optimize capital allocation to drive long-term value for our shareholders.
Van A. Dukeman
Chairman, President and CEO of First Busey Corporation

FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Total interest income	$224,425	$225,485	$247,446	$449,910	$414,261
Total interest expense	72,023	71,516	94,263	143,539	157,347
Net interest income	152,402	153,969	153,183	306,371	256,914
Provision for credit losses	2,189	3,058	5,700	5,247	51,293
Net interest income after provision for credit losses	150,213	150,911	147,483	301,124	205,621
Total noninterest income	44,311	42,265	44,863	86,576	66,086
Total noninterest expense	112,635	129,519	127,833	242,154	239,863
Income before income taxes	81,889	63,657	64,513	145,546	31,844
Income taxes	18,713	13,676	17,109	32,389	14,430
Net income	63,176	49,981	47,404	113,157	17,414
Dividends on preferred stock	4,590	4,589	155	9,179	155
Net income available to common stockholders	$58,586	$45,392	$47,249	$103,978	$17,259

Basic earnings per common share	$0.69	$0.52	$0.53	$1.21	$0.22
Diluted earnings per common share	$0.69	$0.52	$0.52	$1.20	$0.22
Effective income tax rate	22.85%	21.48%	26.52%	22.25%	45.31%
First Busey Corporation (BUSE) | 2026 Q2 — 1

Second quarter 2026 net income for First Busey Corporation, together with its consolidated subsidiaries (“Busey,” the “Company,” “we,” “us,” or “our”) was $63.2 million, or $0.69 per diluted common share, compared to net income of $50.0 million, or $0.52 per diluted common share, for the first quarter of 2026, and $47.4 million, or $0.52 per diluted common share, for the second quarter of 2025. Annualized return on average assets2 and annualized return on average tangible common equity2 were 1.42% and 14.49%, respectively, for the second quarter of 2026.
Pre-provision net revenue2 was $81.6 million for the second quarter of 2026, compared to $67.7 million for the first quarter of 2026 and $64.2 million for the second quarter of 2025. Pre-provision net revenue to average assets2 was 1.83% for the second quarter of 2026, compared to 1.52% for the first quarter of 2026, and 1.35% for the second quarter of 2025.
Adjusted Financial Results
Busey views certain non-operating items, including acquisition-related expenses, restructuring charges, and nonrecurring strategic events, as adjustments to net income reported under U.S. generally accepted accounting principles ("GAAP"). We also adjust for net securities gains and losses to align with industry and research analyst reporting. The objective of our presentation of adjusted earnings and adjusted earnings metrics is to allow investors and analysts to more clearly identify quarterly trends in core earnings performance. Pre-tax non-GAAP adjustments to net income were as follows:

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
PRE-TAX NON-GAAP ADJUSTMENTS TO NET INCOME
Net securities (gains) losses	$(2,445)	$940	$(5,997)	$(1,505)	$9,771
Provision for credit losses	—	—	4,030	—	49,602
Salaries and employee benefits	2,045	16,124	11,557	18,169	27,435
Data processing	—	80	3,964	80	6,266
Furniture and equipment expenses	—	—	1	—	1
Professional fees	704	119	317	823	7,611
Other noninterest expense	377	377	761	754	1,313
Total pre-tax non-GAAP adjustments to net income	$681	$17,640	$14,633	$18,321	$101,999
Adjusted net income,2 which excludes the impact of non-GAAP adjustments, was $63.7 million, or $0.69 per diluted common share, for the second quarter of 2026, compared to $63.2 million, or $0.67 per diluted common share, for the first quarter of 2026 and $57.4 million, or $0.63 per diluted common share, for the second quarter of 2025. Annualized adjusted return on average assets2 and annualized adjusted return on average tangible common equity2 were 1.43% and 14.61%, respectively, for the second quarter of 2026.
Adjusted pre-provision net revenue2 was $84.8 million for the second quarter of 2026, compared to $84.4 million for the first quarter of 2026 and $80.8 million for the second quarter of 2025. Adjusted pre-provision net revenue to average assets2 was 1.90% for the second quarter of 2026, compared to 1.89% for the first quarter of 2026 and 1.70% for the second quarter of 2025.
For more information and a reconciliation of non-GAAP measures—which are identified with the End Note labeled as 2—in tabular form, see "Non-GAAP Financial Information."
First Busey Corporation (BUSE) | 2026 Q2 — 2

Net Interest Income
Net interest income decreased by $1.6 million in the second quarter of 2026, compared to the first quarter of 2026, driven largely by lower purchase accounting accretion of $1.2 million. Lower average loan balances led to a decrease in average earning assets during the quarter. Deposit funding costs were 1 basis point lower during the quarter largely due to continued tailwinds from time deposit repricing. Based on our most recent Asset Liability Management Committee model, a +100 basis point parallel rate shock is expected to increase net interest income by 1.8% (relative to a current base rate scenario) over the subsequent twelve-month period. Busey continues to evaluate and execute off-balance sheet hedging and balance sheet strategies as well as embedding rate protection in our asset originations to provide consistent and predictable net interest income performance across different interest rate environments. Deposit balances increased by $392.7 million, or 2.7%, as a result of seasonal public funds inflows and strategic efforts to grow core customer deposits. At June 30, 2026, Busey Bank had $60.0 million of brokered funding, comprising 0.4% of total deposits, consistent with last quarter. Total deposit cost of funds decreased from 1.81% during the first quarter of 2026 to 1.80% during the second quarter of 2026. Deposit inflows allowed for reduction of borrowings by $184.6 million compared to the first quarter of 2026. Busey’s average total cost of funds was 1.89% for the second quarter of 2026, and spot total cost of funds was 1.92% at June 30, 2026.
First Busey Corporation (BUSE) | 2026 Q2 — 3

Net Interest Margin2
Busey’s average balances, annualized yield rates, and net interest margins are presented in the table below:

	Three Months Ended
	June 30, 2026			March 31, 2026
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(vi)	Average Balance	Income/ Expense	Yield/ Rate(vi)
ASSETS
Interest-bearing bank deposits and federal funds sold	$123,868	$1,057	3.42%	$139,204	$1,222	3.56%
Investment securities(i)(ii)	2,964,414	24,483	3.31%	2,918,240	23,289	3.24%
Restricted bank stock	85,153	1,127	5.31%	81,619	880	4.37%
Loans held for sale	8,358	122	5.85%	5,072	73	5.84%
Portfolio loans(i)(iii)	13,326,579	198,477	5.97%	13,521,631	200,898	6.03%
Total interest-earning assets(i)	16,508,372	$225,266	5.47%	16,665,766	$226,362	5.51%
Noninterest-earning assets	1,378,725			1,394,454
Total assets	$17,887,097			$18,060,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing transaction deposits	$3,203,014	$13,463	1.69%	$3,124,068	$12,505	1.62%
Savings and money market deposits	5,615,951	32,220	2.30%	5,687,520	31,964	2.28%
Time deposits	2,342,629	20,078	3.44%	2,409,136	21,557	3.63%
Federal funds purchased and repurchase agreements	169,008	1,098	2.61%	160,822	896	2.26%
Borrowings(iv)	450,454	5,164	4.60%	391,965	4,594	4.75%
Total interest-bearing liabilities	11,781,056	$72,023	2.45%	11,773,511	$71,516	2.46%
Noninterest-bearing deposits	3,467,436			3,536,830
Other liabilities	240,118			279,607
Stockholders’ equity	2,398,487			2,470,272
Total liabilities and stockholders’ equity	$17,887,097			$18,060,220

Net interest margin(i)(v)		$153,243	3.72%		$154,846	3.77%
___________________________________________
(i)On a tax-equivalent basis and assuming a federal income tax rate of 21.0%.
(ii)Investment securities include debt securities available for sale, debt securities held to maturity, and equity securities.
(iii)Non-accrual loans have been included in average portfolio loans.
(iv)Includes, as applicable, short-term borrowings, long-term borrowings, subordinated notes, and junior subordinated debt owed to unconsolidated trusts.
(v)For a reconciliation of non-GAAP measures, see “Non-GAAP Financial Information.”
(vi)Annualized.
First Busey Corporation (BUSE) | 2026 Q2 — 4

Noninterest Income

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
NONINTEREST INCOME
Wealth management fees	$19,981	$19,370	$16,777	$39,351	$34,141
Payment technology solutions	4,968	5,077	4,956	10,045	10,029
Treasury management services	4,789	4,456	4,569	9,245	7,406
Capital markets income	1,871	2,371	1,254	4,242	2,579
Card services and ATM fees	4,813	4,646	4,880	9,459	8,589
Other service charges on deposit accounts	1,407	1,506	1,513	2,913	3,046
Income on bank owned life insurance	1,637	1,616	1,745	3,253	3,191
Net securities gains (losses)	2,445	(940)	5,997	1,505	(9,771)
Other noninterest income	2,400	4,163	3,172	6,563	6,876
Total noninterest income	$44,311	$42,265	$44,863	$86,576	$66,086
Busey continues to benefit from its diverse set of product offerings. Total noninterest income increased by 4.8% compared to the first quarter of 2026, primarily due to increases in income from wealth management fees, treasury management services, and net securities gains, partially offset by declines in other noninterest income. Compared to the second quarter of 2025, total noninterest income decreased by 1.2%, primarily due to declines in net securities gains and other noninterest income, partially offset by increases in income from wealth management fees.
Noteworthy changes in noninterest income during the quarter include:
•Wealth management fees increased by $0.6 million, or 3.2%, compared to the first quarter of 2026, primarily due to increases in income from trust fees and seasonal tax preparation fees, partially offset by seasonal declines in income from farm management fees. Compared to the second quarter of 2025, wealth management fees increased by $3.2 million, or 19.1%, with increases primarily attributable to trust fees.
Busey’s Wealth Management division ended the second quarter of 2026 with $16.51 billion in assets under care, compared to $15.65 billion at the end of the first quarter of 2026 and $14.10 billion at the end of the second quarter of 2025. Busey’s portfolio management team continues to focus on long-term returns and managing risk in the face of volatile markets and has outperformed its blended benchmark4 over the last three, five, and seven years.
•Treasury management services increased by $0.3 million, or 7.5%, compared to the first quarter of 2026, primarily due to increases in income from analysis charges.
•Other noninterest income declined by $1.8 million, or 42.3%, compared to the first quarter of 2026, and declined by $0.8 million, or 24.3% compared to the second quarter of 2025. Declines were primarily due to decreases in income from private equity investments, mortgage revenue, and commercial loan sales gains.
First Busey Corporation (BUSE) | 2026 Q2 — 5

Operating Efficiency

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
NONINTEREST EXPENSE
Salaries and employee benefits	$67,677	$85,230	$78,360	$152,907	$145,923
Data processing	8,868	9,864	14,021	18,732	23,596
Net occupancy expense of premises	7,850	7,652	7,832	15,502	13,631
Furniture and equipment expenses	2,336	2,177	2,409	4,513	4,153
Professional fees	3,041	3,239	2,874	6,280	12,385
Amortization of intangible assets	4,232	4,291	4,592	8,523	7,675
Interchange expense	1,096	1,116	1,297	2,212	2,640
FDIC insurance	2,349	2,451	2,424	4,800	4,591
Other noninterest expense	15,186	13,499	14,024	28,685	25,269
Total noninterest expense	$112,635	$129,519	$127,833	$242,154	$239,863
Busey remains focused on prudently managing our expense base and operating efficiency. Total noninterest expense decreased by 13.0% compared to the first quarter of 2026, and by 11.9% compared to the second quarter of 2025. Decreases were primarily attributable to declines in expense for salaries and employee benefits and data processing, which were partially offset by increases in other noninterest expense.
Adjusted noninterest expense2, which excludes acquisition and restructuring expenses, was as follows:

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
NONINTEREST EXPENSE WITH NON-GAAP ADJUSTMENTS
Salaries and employee benefits	$65,632	$69,106	$66,803	$134,738	$118,488
Data processing	8,868	9,784	10,057	18,652	17,330
Net occupancy expense of premises	7,850	7,652	7,832	15,502	13,631
Furniture and equipment expenses	2,336	2,177	2,408	4,513	4,152
Professional fees	2,337	3,120	2,557	5,457	4,774
Amortization of intangible assets	4,232	4,291	4,592	8,523	7,675
Interchange expense	1,096	1,116	1,297	2,212	2,640
FDIC insurance	2,349	2,451	2,424	4,800	4,591
Other noninterest expense	14,809	13,122	13,263	27,931	23,956
Adjusted noninterest expense (Non-GAAP)(i)	$109,509	$112,819	$111,233	$222,328	$197,237
___________________________________________
(i)Beginning in 2026, to better align with industry standards, Busey revised its calculation of adjusted noninterest expense, for all periods presented, to exclude any adjustment for amortization of intangible assets.
Noteworthy changes in noninterest expense during the quarter include:
•Salaries and employee benefits expenses declined by $17.6 million, or 20.6%, compared to the first quarter of 2026, with acquisition and restructuring expenses contributing $14.1 million, which were elevated during the first quarter of 2026 when Busey recorded restructuring costs in connection with the execution of additional synergies related to the CrossFirst acquisition and the departure of Mr. Maddox.
Compared to the second quarter of 2025, salaries and employee benefits expenses declined by $10.7 million, or 13.6%, of which $9.5 million was attributable to declines in acquisition and restructuring expenses, which were elevated in the second quarter of 2025 in connection with the CrossFirst acquisition.
First Busey Corporation (BUSE) | 2026 Q2 — 6

•Data processing expenses declined by $1.0 million, or 10.1%, compared to the first quarter of 2026. Data processing expenses declined by $5.2 million, or 36.8%, compared to the second quarter of 2025, of which $4.0 million was attributable to declines in acquisition and restructuring expenses, which were elevated in the second quarter of 2025 in connection with the CrossFirst acquisition.
•Other noninterest expense increased by $1.7 million, or 12.5%, compared to the first quarter of 2026, and increased by $1.2 million, or 8.3% compared to the second quarter of 2025. Increases were primarily attributable to marketing and business development costs.
The efficiency ratio2 was 54.0% for the second quarter of 2026, compared to 54.8% for the first quarter of 2026, and 55.3% for the second quarter of 2025.
BALANCE SHEET STRENGTH
Busey’s financial strength is built on a long-term conservative operating approach. That focus has endured over time and will continue to guide us in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	As of
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
ASSETS
Cash and cash equivalents	$665,373	$288,462	$737,983
Interest-bearing time deposits in other banks	14,450	13,725	14,369
Debt securities available for sale	2,265,167	2,215,267	2,217,788
Debt securities held to maturity	703,988	725,540	802,965
Equity securities	16,397	13,951	16,171
Loans held for sale	8,660	5,224	10,497
Portfolio loans	13,195,154	13,459,890	13,808,619
Allowance for credit losses	(164,204)	(169,054)	(183,334)
Restricted bank stock	83,171	81,722	77,112
Premises and equipment, net	191,953	193,322	181,394
Goodwill and other intangible assets, net	471,288	475,520	488,181
Other assets	740,470	733,053	746,995
Total assets	$18,191,867	$18,036,622	$18,918,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Total deposits	$15,128,745	$14,736,060	$15,801,772
Securities sold under agreements to repurchase	144,061	156,364	158,030
Borrowings	285,734	470,365	266,913
Other liabilities	250,157	260,811	279,479
Total liabilities	15,808,697	15,623,600	16,506,194

Stockholders’ equity
Retained earnings	395,409	359,162	273,799
Accumulated other comprehensive income (loss)	(141,080)	(135,553)	(155,311)
Other stockholders' equity(i)	2,128,841	2,189,413	2,294,058
Total stockholders’ equity	2,383,170	2,413,022	2,412,546
Total liabilities and stockholders’ equity	$18,191,867	$18,036,622	$18,918,740
___________________________________________
(i)Net balance of preferred stock ($0.001 par value), common stock ($0.001 par value), additional paid-in capital, and treasury stock.
First Busey Corporation (BUSE) | 2026 Q2 — 7

Portfolio Loans
Busey remains steadfast in its conservative approach to underwriting and disciplined approach to pricing. Busey’s loan portfolio was comprised of the following:

	As of
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
PORTFOLIO LOANS
Commercial loans:
Commercial and industrial and other commercial	$3,959,997	$4,124,737	$4,476,869
Commercial real estate	5,452,781	5,566,044	5,569,759
Real estate construction	1,027,069	1,052,505	1,041,803
Total commercial loans	10,439,847	10,743,286	11,088,431
Retail loans:
Retail real estate	2,116,360	2,119,621	2,228,959
Retail other	638,947	596,983	491,229
Total retail loans	2,755,307	2,716,604	2,720,188
Total portfolio loans	$13,195,154	$13,459,890	$13,808,619
CRE loans comprised 41.3% of Busey’s total loan portfolio as of June 30, 2026, and CRE properties were 26.3% owner occupied. Owner occupied commercial real estate is generally dependent on the performance of the borrowers’ businesses, whereas non-owner occupied commercial real estate is generally reliant on property cash flows generated by third-party tenants.

	As of
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
COMMERCIAL REAL ESTATE LOANS
Non-owner occupied commercial real estate	$4,019,517	$4,125,785	$4,130,131
Owner occupied commercial real estate	1,433,264	1,440,259	1,439,628
Total commercial real estate loans	$5,452,781	$5,566,044	$5,569,759
First Busey Corporation (BUSE) | 2026 Q2 — 8

Asset Quality
Asset quality continues to be strong. Busey maintains a well-diversified loan portfolio and, as a matter of policy and practice, limits concentration exposure in any particular loan segment.

	As of
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
Total assets	$18,191,867	$18,036,622	$18,918,740
Portfolio loans	13,195,154	13,459,890	13,808,619
Loans 30 – 89 days past due	8,135	17,465	42,188
Non-performing loans:
Non-accrual loans	62,766	45,799	53,614
Loans 90+ days past due and still accruing	4,668	812	941
Non-performing loans	67,434	46,611	54,555
Other non-performing assets	2,871	3,337	3,596
Non-performing assets	70,305	49,948	58,151
Substandard (excludes 90+ days past due)	155,737	166,467	117,580
Classified assets	$226,042	$216,415	$175,731

Allowance for credit losses	$164,204	$169,054	$183,334

RATIOS
Non-performing loans to portfolio loans	0.51%	0.35%	0.40%
Non-performing assets to total assets	0.39%	0.28%	0.31%
Non-performing assets to portfolio loans and other non-performing assets	0.53%	0.37%	0.42%
Allowance for credit losses to portfolio loans	1.24%	1.26%	1.33%
Coverage ratio of the allowance for credit losses to non-performing loans	2.44 x	3.63 x	3.36 x
Classified assets to Bank Tier 1 capital(i) and reserves	9.69%	9.35%	7.70%
___________________________________________
(i)Capital amounts for the second quarter of 2026 are not yet finalized and are subject to change.
Non-performing assets increased by $20.4 million compared to March 31, 2026, and increased by $12.2 million compared to June 30, 2025. The quarter-over-quarter increase was driven by one commercial credit where a partial charge-off was taken and a specific reserve was allocated; the sponsor remains engaged and is working towards a resolution. Non-performing assets represented 0.39% of total assets as of June 30, 2026, an 11 basis point increase from March 31, 2026, and an 8 basis point increase from June 30, 2025.
Classified assets increased by $9.6 million compared to March 31, 2026, and increased by $50.3 million compared to June 30, 2025.
The allowance for credit losses was $164.2 million as of June 30, 2026, equal to 2.4 times the balance of non-performing loans and representing 1.24% of total portfolio loans.
First Busey Corporation (BUSE) | 2026 Q2 — 9

Busey’s net charge-offs and provision for credit losses were as follows:

NET CHARGE-OFFS (RECOVERIES) AND PROVISION EXPENSE (RELEASE) (unaudited)

	Three Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025(i)
Net charge-offs	$6,382	$7,362	$12,881	$13,744	$44,310

Provision for loan losses	$1,532	$2,393	$1,005	$3,925	$43,457
Provision for unfunded commitments	657	665	4,695	1,322	7,836
Provision for credit losses	$2,189	$3,058	$5,700	$5,247	$51,293

Net charge-off ratio(ii)	0.19%	0.22%	0.37%	0.21%	0.75%
___________________________________________
(i)The six months ended June 30, 2025, included $42.4 million to establish an initial allowance for loan losses for loans purchased without credit deterioration (“non-PCD” loans) and $7.2 million to establish an initial allowance for unfunded commitments following the close of the CrossFirst acquisition in the first quarter of 2025 and adoption of a new CECL model in the second quarter of 2025.
(ii)Annualized measure.
Net charge-offs decreased by $1.0 million when compared to the first quarter of 2026, and decreased by $6.5 million when compared with the second quarter of 2025. Net charge-offs during the six months ended June 30, 2026, included $11.3 million related to PCD loans acquired in the CrossFirst acquisition, which were previously reserved for.
Deposits
Busey’s deposits were comprised of the following:

	As of
(dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025
DEPOSITS
Noninterest-bearing deposits	$3,496,319	$3,526,036	$3,590,363
Interest-bearing transaction deposits	3,315,200	3,129,186	3,216,601
Savings deposits and money market deposits	5,934,920	5,714,697	6,362,352
Time deposits	2,382,306	2,366,141	2,632,456
Total deposits	$15,128,745	$14,736,060	$15,801,772
Busey’s loan to deposit ratio improved to 87.2% as of June 30, 2026, compared to 91.3% as of March 31, 2026. Core deposits2 accounted for 93.7% of total deposits as of June 30, 2026. The quality of our core deposit franchise is a critical value driver of our institution. In addition to the $3.50 billion of noninterest-bearing deposits, we also have $1.91 billion of interest-bearing non-maturity deposits that are priced at 1 basis point, providing stable, rate inelastic funding. Busey has ample on- and off-balance sheet liquidity to manage deposit fluctuations and the liquidity needs of our customers.
Borrowings
In June 2026, Busey completed the previously announced redemption of its trust preferred securities issued by First Busey Statutory Trust II.
Liquidity
As of June 30, 2026, Busey’s available sources of on- and off-balance sheet liquidity5 totaled $8.85 billion. Furthermore, Busey’s balance sheet liquidity profile continues to be aided by the cash flows expected from Busey’s relatively short-duration securities portfolio. Those cash flows were approximately $103.2 million in the second quarter of 2026. Cash flows from our securities portfolio are expected to be approximately $171.9 million for the remainder of 2026, with a current book yield of 3.04%.
First Busey Corporation (BUSE) | 2026 Q2 — 10

Capital Strength
The strength of our balance sheet is also reflected in our robust capital foundation. The following table presents Busey’s capital estimates3 and tangible equity position:

	As of
(dollars in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Common equity Tier 1 capital to risk weighted assets(i)	12.53%	12.31%	12.22%
Total capital to risk weighted assets(i)	16.10%	15.87%	15.75%
Tangible common equity(ii)	$1,696,685	$1,722,305	$1,709,168
Tangible common equity to tangible assets(ii)	9.57%	9.81%	9.27%
Tangible book value per common share(ii)	$20.40	$20.14	$19.18
___________________________________________
(i)Capital amounts and ratios as of June 30, 2026, are not yet finalized and are subject to change.
(ii)For a reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures, see “Non-GAAP Financial Information.”
Dividends
Busey's strong capital levels, coupled with its earnings, have allowed it to provide a steady return to its stockholders through dividends. During the second quarter of 2026, Busey paid dividends of $0.26 per share on its outstanding shares of common stock. Busey also paid dividends of $20.00 per share on its outstanding shares of Series A Non-Cumulative Perpetual Preferred Stock and $0.515625 per share on its outstanding depositary shares, each representing a 1/40th interest in a share of Busey’s 8.25% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock.
Share Repurchases
On May 20, 2026, Busey's board of directors approved an amendment to Busey’s previously adopted share repurchase program to increase the number of shares of Busey’s common stock available for repurchase by 4,000,000 shares. During the second quarter of 2026, under its stock repurchase plan, Busey purchased 2,340,000 shares of its common stock at a weighted average price of $26.98 per share for a total of $63.1 million (excluding excise taxes). As of June 30, 2026, Busey had 3,898,775 shares remaining available for repurchase under the plan.
SECOND QUARTER EARNINGS INVESTOR PRESENTATION
For additional information on Busey’s financial condition and operating results, please refer to our Q2 2026 Earnings Investor Presentation furnished via Form 8‑K on July 28, 2026, in connection with this earnings release.
CORPORATE PROFILE
As of June 30, 2026, First Busey Corporation (Nasdaq: BUSE) was an $18.19 billion financial holding company headquartered in Leawood, Kansas.
Busey Bank, a wholly-owned bank subsidiary of First Busey Corporation headquartered in Champaign, Illinois, had total assets of $18.15 billion as of June 30, 2026. Busey Bank currently has 80 banking centers, with 21 in central Illinois markets, 17 in suburban Chicago markets, 20 in the St. Louis Metropolitan Statistical Area, four in the Dallas-Fort Worth Metropolitan Statistical Area, three in the Kansas City Metropolitan Statistical Area, three in southwest Florida, three in Oklahoma, three in Colorado, three in Arizona, one in Indianapolis, Indiana, one in Wichita, Kansas, and one in Clayton, New Mexico. More information about Busey Bank can be found at busey.com.
Through Busey’s Wealth Management division, the Company provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations. Assets under care totaled $16.51 billion as of June 30, 2026. More information about Busey’s Wealth Management services can be found at busey.com/wealthmanagement.
First Busey Corporation (BUSE) | 2026 Q2 — 11

Busey Bank’s payment technology solutions specialize in the evolving financial technology needs of small and medium-sized businesses, highly regulated enterprise industries, and financial institutions. Busey provides comprehensive and innovative payment technology solutions, including online, mobile, and voice-recognition bill payments; money and data movement; merchant services; direct debit services; lockbox remittance processing for payments made by mail; and walk-in payments at retail agents. Additionally, Busey simplifies client workflows through integrations enabling support with billing, reconciliation, bill reminders, and treasury services.
Busey is honored to be consistently recognized as an outstanding financial services organization with an engaged culture of integrity and commitment to community development. Nationally, American Banker has named Busey a Best Bank to Work For since 2016 while Pensions and Investments has recognized Busey as a Best Place to Work in Money Management since 2018. At the local level, Busey is continually honored among the Best Places to Work in Illinois (since 2016), Best Companies to Work For in Florida (since 2017) and Best Places to Work in Indiana (since 2024).
NON-GAAP FINANCIAL INFORMATION
This earnings release contains certain financial information determined by methods other than GAAP. Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time.
The following tables present reconciliations between these non-GAAP measures and what management believes to be the most directly comparable GAAP financial measures.
These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax-effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted in the tables below.
First Busey Corporation (BUSE) | 2026 Q2 — 12

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

Calculation of Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

		Three Months Ended			Six Months Ended
(dollars in thousands, except per share amounts)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (GAAP)	[a]	$63,176	$49,981	$47,404	$113,157	$17,414
Day 2 provision for credit losses(i)		—	—	—	—	45,572
Adjustment of initial provision for unfunded commitments due to adoption of new model(ii)		—	—	4,030	—	4,030
Other acquisition expenses		1,196	5,244	16,600	6,440	42,626
Restructuring expenses		1,930	11,456	—	13,386	—
Net securities (gains) losses		(2,445)	940	(5,997)	(1,505)	9,771
Related tax benefit(iii)		(170)	(4,410)	(4,971)	(4,580)	(27,040)
Non-recurring deferred tax adjustment(iv)		—	—	328	—	4,919
Adjusted net income (Non-GAAP)	[b]	63,687	63,211	57,394	126,898	97,292
Preferred dividends	[c]	4,590	4,589	155	9,179	155
Adjusted net income available to common stockholders (Non-GAAP)	[d]	$59,097	$58,622	$57,239	$117,719	$97,137

Weighted average number of common shares outstanding, diluted (GAAP)	[e]	85,385,382	87,831,295	90,883,711	86,602,278	80,251,577
Diluted earnings per common share (GAAP)	[(a-c)÷e]	$0.69	$0.52	$0.52	$1.20	$0.22
Adjusted diluted earnings per common share (Non-GAAP)	[d÷e]	$0.69	$0.67	$0.63	$1.36	$1.21
___________________________________________
(i)The Day 2 provision represents the initial provision for credit losses recorded in connection with the CrossFirst acquisition to establish an allowance on non-PCD loans and unfunded commitments and is reflected within the provision for credit losses line on the Statements of Income.
(ii)In the second quarter of 2025, Busey recorded an adjustment to the initial provision for unfunded commitments for CrossFirst acquisition-date balances based on revised estimates resulting from implementation of a new CECL model.
(iii)Tax benefits were calculated using tax rates of 25.0% and 26.5% for the six months ended June 30, 2026 and 2025, respectively. Tax benefits for quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
(iv)A deferred tax valuation adjustment was recorded in the first quarter of 2025 in connection with the CrossFirst acquisition and the expansion of Busey’s footprint into new states. Additionally, 2025 included a write-off of deferred tax assets related to non-deductible compensation and acquisition-related expenses. Deferred tax adjustments are reflected within the income taxes line on the Statements of Income.
First Busey Corporation (BUSE) | 2026 Q2 — 13

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

Calculation of Return On Average Assets, Return On Average Tangible Common Equity, and Related Adjusted Return Measures

		Three Months Ended			Six Months Ended
(dollars in thousands)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (GAAP)	[a]	$63,176	$49,981	$47,404	$113,157	$17,414
Amortization of intangible assets		4,232	4,291	4,592	8,523	7,675
Tax effect of amortization of intangible assets(i)		(1,058)	(1,073)	(1,256)	(2,131)	(2,035)
Preferred dividends		(4,590)	(4,589)	(155)	(9,179)	(155)
Tangible net income available to common stockholders (Non-GAAP)	[b]	$61,760	$48,610	$50,585	$110,370	$22,899

Adjusted net income (Non-GAAP)(ii)	[c]	$63,687	$63,211	$57,394	$126,898	$97,292
Amortization of intangible assets		4,232	4,291	4,592	8,523	7,675
Tax effect of amortization of intangible assets(i)		(1,058)	(1,073)	(1,256)	(2,131)	(2,035)
Preferred dividends		(4,590)	(4,589)	(155)	(9,179)	(155)
Adjusted tangible net income available to common stockholders (Non-GAAP)	[d]	$62,271	$61,840	$60,575	$124,111	$102,777

Average total assets	[e]	$17,887,097	$18,060,220	$19,068,086	$17,973,180	$16,961,396
Return on average assets (Non-GAAP)(iii)	[a÷e]	1.42%	1.12%	1.00%	1.27%	0.21%
Adjusted return on average assets (Non-GAAP)(iii)	[c÷e]	1.43%	1.42%	1.21%	1.42%	1.16%

Average common equity		$2,183,290	$2,255,075	$2,180,963	$2,218,984	$2,057,372
Average goodwill and other intangible assets, net		(474,043)	(478,885)	(494,473)	(476,450)	(452,978)
Average tangible common equity (Non-GAAP)	[f]	$1,709,247	$1,776,190	$1,686,490	$1,742,534	$1,604,394

Return on average tangible common equity (Non-GAAP)(iii, iv)	[b÷f]	14.49%	11.10%	12.03%	12.77%	2.88%
Adjusted return on average tangible common equity (Non-GAAP)(iii, iv)	[d÷f]	14.61%	14.12%	14.41%	14.36%	12.92%
___________________________________________
(i)Tax effects were calculated using income tax rates of 25.0% and 26.5% for the six months ended June 30, 2026 and 2025, respectively. Tax effects for quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
(ii)A reconciliation is provided in the previous table.
(iii)Annualized measure.
(iv)Beginning in 2026, Busey revised, for all periods presented, its calculation of return on average tangible common equity and adjusted return on average tangible common equity to eliminate the effects of intangible asset amortization from the numerator of both calculations.
First Busey Corporation (BUSE) | 2026 Q2 — 14

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

Calculation of Net Interest Margin and Adjusted Net Interest Margin

		Three Months Ended			Six Months Ended
(dollars in thousands)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest income (GAAP)		$152,402	$153,969	$153,183	$306,371	$256,914
Tax-equivalent adjustment(i)		841	877	791	1,718	1,328
Tax-equivalent net interest income (Non-GAAP)	[a]	153,243	154,846	153,974	308,089	258,242
Purchase accounting accretion related to business combinations		(4,150)	(5,394)	(7,119)	(9,544)	(9,847)
Adjusted net interest income (Non-GAAP)	[b]	$149,093	$149,452	$146,855	$298,545	$248,395

Average interest-earning assets (Non-GAAP)	[c]	$16,508,372	$16,665,766	$17,700,356	$16,586,634	$15,543,955

Net interest margin (Non-GAAP)(ii)	[a÷c]	3.72%	3.77%	3.49%	3.75%	3.35%
Adjusted net interest margin (Non-GAAP)(ii)	[b÷c]	3.62%	3.64%	3.33%	3.63%	3.22%
___________________________________________
(i)Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
(ii)Annualized measure.

Calculation of Pre-Provision Net Revenue and Related Measures

		Three Months Ended			Six Months Ended
(dollars in thousands)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest income (GAAP)		$152,402	$153,969	$153,183	$306,371	$256,914
Total noninterest income (GAAP)		44,311	42,265	44,863	86,576	66,086
Net security (gains) losses (GAAP)		(2,445)	940	(5,997)	(1,505)	9,771
Total noninterest expense (GAAP)		(112,635)	(129,519)	(127,833)	(242,154)	(239,863)
Pre-provision net revenue (Non-GAAP)	[a]	81,633	67,655	64,216	149,288	92,908
Acquisition and restructuring (income) expenses, excluding initial provision expenses		3,126	16,700	16,600	19,826	42,626
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$84,759	$84,355	$80,816	$169,114	$135,534

Average total assets	[c]	$17,887,097	$18,060,220	$19,068,086	$17,973,180	$16,961,396

Pre-provision net revenue to average total assets (Non-GAAP)(i)	[a÷c]	1.83%	1.52%	1.35%	1.67%	1.10%
Adjusted pre-provision net revenue to average total assets (Non-GAAP)(i)	[b÷c]	1.90%	1.89%	1.70%	1.90%	1.61%
___________________________________________
(i)Annualized measure.
First Busey Corporation (BUSE) | 2026 Q2 — 15

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

Calculation of Efficiency Ratio

		Three Months Ended			Six Months Ended
(dollars in thousands)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest income (GAAP)	[a]	$152,402	$153,969	$153,183	$306,371	$256,914
Tax-equivalent adjustment(i)		841	877	791	1,718	1,328
Tax-equivalent net interest income (Non-GAAP)	[b]	153,243	154,846	153,974	308,089	258,242

Total noninterest income (GAAP)		44,311	42,265	44,863	86,576	66,086
Net security (gains) losses		(2,445)	940	(5,997)	(1,505)	9,771
Adjusted noninterest income (Non-GAAP)	[c]	$41,866	$43,205	$38,866	$85,071	$75,857

Operating revenue (Non-GAAP)	[d = a+c]	$194,268	$197,174	$192,049	$391,442	$332,771
Tax-equivalent operating revenue (Non-GAAP)(ii)	[e = b+c]	195,109	198,051	192,840	393,160	334,099

Adjusted noninterest income to operating revenue (Non-GAAP)	[c÷d]	21.55%	21.91%	20.24%	21.73%	22.80%

Total noninterest expense (GAAP)		$112,635	$129,519	$127,833	$242,154	$239,863
Acquisition and restructuring expenses, excluding initial provision expenses		(3,126)	(16,700)	(16,600)	(19,826)	(42,626)
Adjusted noninterest expense (Non-GAAP)(iii)		109,509	112,819	111,233	222,328	197,237
Amortization of intangible assets		(4,232)	(4,291)	(4,592)	(8,523)	(7,675)
Adjusted noninterest expense excluding amortization of intangible assets (Non-GAAP)(iv)	[f]	$105,277	$108,528	$106,641	$213,805	$189,562

Efficiency ratio (Non-GAAP)(v)	[f÷e]	53.96%	54.80%	55.30%	54.38%	56.74%
___________________________________________
(i)Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
(ii)Beginning in 2026, Busey changed the caption for this revenue measure, which was previously called “adjusted tax-equivalent revenue.” The calculation itself has not changed.
(iii)Beginning in 2026, to better align with industry standards, Busey revised its calculation of adjusted noninterest expense, for all periods presented, to exclude any adjustment for amortization of intangible assets.
(iv)Beginning in 2026, Busey changed the caption for the efficiency ratio numerator from “adjusted noninterest expense” to “adjusted noninterest expense excluding amortization of intangible assets.” The calculation itself has not changed.
(v)Beginning in 2026, Busey now reports a single efficiency ratio, which was previously reported as the “adjusted efficiency ratio.”
First Busey Corporation (BUSE) | 2026 Q2 — 16

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

Calculation of Tangible Common Equity, and Related Measures and Ratio

		As of
(dollars in thousands, except per share amounts)		June 30, 2026	March 31, 2026	June 30, 2025
Total assets (GAAP)		$18,191,867	$18,036,622	$18,918,740
Goodwill and other intangible assets, net		(471,288)	(475,520)	(488,181)
Tangible assets (Non-GAAP)(i)	[a]	$17,720,579	$17,561,102	$18,430,559

Total stockholders’ equity (GAAP)		$2,383,170	$2,413,022	$2,412,546
Preferred stock and additional paid in capital on preferred stock		(215,197)	(215,197)	(215,197)
Common equity	[b]	2,167,973	2,197,825	2,197,349
Goodwill and other intangible assets, net		(471,288)	(475,520)	(488,181)
Tangible common equity (Non-GAAP)	[c]	$1,696,685	$1,722,305	$1,709,168

Tangible common equity to tangible assets (Non-GAAP)	[c÷a]	9.57%	9.81%	9.27%

Ending number of common shares outstanding (GAAP)	[d]	83,189,501	85,507,160	89,104,678
Book value per common share (Non-GAAP)	[b÷d]	$26.06	$25.70	$24.66
Tangible book value per common share (Non-GAAP)	[c÷d]	$20.40	$20.14	$19.18

Calculation of Core Deposits and Related Ratio

		As of
(dollars in thousands)		June 30, 2026	March 31, 2026	June 30, 2025
Total deposits (GAAP)	[a]	$15,128,745	$14,736,060	$15,801,772
Brokered deposits, excluding brokered time deposits of $250,000 or more		(60,043)	(60,123)	(353,614)
Time deposits of $250,000 or more		(896,354)	(865,493)	(827,762)
Core deposits (Non-GAAP)	[b]	$14,172,348	$13,810,444	$14,620,396

Core deposits to total deposits (Non-GAAP)	[b÷a]	93.68%	93.72%	92.52%
First Busey Corporation (BUSE) | 2026 Q2 — 17

FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Busey’s financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events.
A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof, or other adverse external events that could increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, affect global supply chains, increase the volatility of financial markets, and other matters beyond our control (including the conflicts in the Middle East and Russia’s invasion of Ukraine); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry, including investor and depositor sentiment regarding bank stability and liquidity; (7) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (8) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (9) increased competition in the financial services sector (including from non-bank competitors such as credit unions, digital asset service providers, private credit, and fintech companies) and the inability to attract new customers; (10) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (11) the loss of key executives or associates, talent shortages, and employee turnover; (12) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (13) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (14) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (15) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (16) the level of non-performing assets on Busey’s balance sheets; (17) interruptions involving information technology and communications systems or third-party servicers; (18) breaches or failures of information security controls or cybersecurity-related incidents; (19) the availability of future equity and debt issuances and other capital raising opportunities on favorable terms; (20) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (21) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (22) the ability to maintain an adequate level of allowance for credit losses on loans; (23) the effectiveness of Busey’s risk management framework; and (24) the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission.
First Busey Corporation (BUSE) | 2026 Q2 — 18

END NOTES

1	Annualized measure.
2
Represents a non-GAAP financial measure. For a reconciliation to the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), see "Non-GAAP Financial Information.”

3	Capital amounts and ratios as of June 30, 2026, are not yet finalized and are subject to change.
4	The blended benchmark consists of 60% MSCI All Country World Index and 40% Bloomberg Intermediate US Government/Credit Total Return Index.
5	On- and off-balance sheet liquidity is comprised of cash and cash equivalents, debt securities excluding those pledged as collateral, brokered deposits, and Busey’s borrowing capacity through its revolving credit facility, the FHLB, the Federal Reserve Bank, and federal funds purchased lines.
First Busey Corporation (BUSE) | 2026 Q2 — 19

FIRST BUSEY CORPORATION
11440 Tomahawk Creek Parkway, Leawood, KS 66211
NASDAQ: BUSE
Busey 2026 | All Rights Reserved

100 West University Avenue, Champaign, IL 61820

Member FDIC	busey.com